UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2012

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 31, 2012, EXCO Resources, Inc. (“EXCO”) held its 2012 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, shareholders acted upon the matters outlined in EXCO’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2012. The matters voted upon at the Annual Meeting were as follows:

1.	The election of ten directors to the Board of Directors, each for a one-year term;

2.	An advisory vote on executive compensation; and

3.	The ratification of the appointment of KPMG LLP as EXCO’s independent registered public accounting firm.

Pursuant to the following voting results at the Annual Meeting, EXCO’s shareholders elected all of the directors nominated for election:

Name	Votes Cast For	Votes Withheld	Broker Non-Votes
Douglas H. Miller	151,999,959	4,614,271	38,074,417
Stephen F. Smith	152,265,138	4,349,092	38,074,417
Jeffrey D. Benjamin	147,139,575	9,474,655	38,074,417
Earl E. Ellis	154,493,304	2,120,926	38,074,417
B. James Ford	149,379,454	7,234,776	38,074,417
Mark Mulhern	152,572,565	4,041,665	38,074,417
T. Boone Pickens	155,094,109	1,520,121	38,074,417
Wilbur L. Ross, Jr.	124,370,304	32,243,926	38,074,417
Jeffrey S. Serota	149,338,167	7,276,063	38,074,417
Robert L. Stillwell	149,402,983	7,211,247	38,074,417

Pursuant to the following voting results at the Annual Meeting, EXCO’s shareholders approved its executive compensation arrangements:

Proposal 2	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Advisory vote on executive compensation	115,098,432	41,219,696	296,102	38,074,417

Pursuant to the following voting results at the Annual Meeting, EXCO’s shareholders approved the proposal to ratify the appointment of KPMG LLP as its independent registered public accounting firm:

Proposal 3	Votes Cast For	Votes Cast Against	Abstentions
Ratification of KPMG LLP	193,876,166	658,213	154,268

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: June 1, 2012	By:	/s/ J. DOUGLAS RAMSEY
J. Douglas Ramsey, Ph.D. Vice President—Finance